EXECUTION COPY

Exhibit 10.3(B)

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

Assignment, Assumption and Recognition Agreement (the “Agreement”), dated May 30, 2008, is among Bank of America, National Association, a national banking association (“Assignor”), Banc of America Funding Corporation, a Delaware corporation (“BAFC”), U.S. Bank National Association, a national banking association, not in its individual capacity, but solely as trustee of the Banc of America Funding 2008-1 Trust (“Assignee”), American Home Mortgage Servicing, Inc., a Delaware corporation (“AHMS”), and as acknowledged by LaSalle Bank National Association, a national banking association (“LaSalle Bank”), as master servicer of the Banc of America Funding 2008-1 Trust.

WHEREAS, pursuant to (i) that certain Master Bulk Sale and Servicing Agreement, dated as of June 1, 2007, by and among Assignor, as purchaser, American Home Mortgage Corp. (“AHMC”), as Company, and AHMS (as successor to American Home Mortgage Servicing Inc., a Maryland corporation (“Old AHMS”)), as servicer, and (ii) those certain Trade Confirmations, each dated June 7, 2007, by and between AHMC and the Assignor (collectively, the “Purchase and Servicing Agreement”), which is attached in Appendix I hereto, the Assignor purchased the Mortgage Loans (as defined herein) from AHMC and AHMS currently services the Mortgage Loans;

WHEREAS, on the date hereof, the Assignor is transferring all of its right, title and interest in and to the Mortgage Loans to BAFC;

WHEREAS, on the date hereof, BAFC is transferring all of its right, title and interest in and to the Mortgage Loans to the Assignee; and

WHEREAS, on the date hereof, LaSalle Bank, as master servicer (in such capacity, the “Master Servicer”), is entering into a Pooling and Servicing Agreement, dated the date hereof (the “Pooling Agreement), among BAFC, the Master Servicer, LaSalle Bank National Association, as securities administrator (the “Securities Administrator”), and the Assignee, pursuant to which the Master Servicer will supervise, monitor and oversee the servicing of the Mortgage Loans.

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to BAFC, and BAFC hereby grants, transfers and assigns to Assignee, all of the right, title and interest of the Assignor in, to and under the Purchase and Servicing Agreement, and the mortgage loans delivered under such agreement by AHMC to the Assignor and listed on Exhibit A attached hereto (the “Mortgage Loans”).

The Assignor specifically reserves and does not assign to BAFC or the Assignee any right, title and interest in, to or under any mortgage loan subject to the Purchase and Servicing Agreement other than the Mortgage Loans.

2. The Assignor warrants and represents to, and covenants with, BAFC and the Assignee that:

a.	The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.
The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to AHMS with respect to the Purchase and Servicing Agreement or the Mortgage Loans;

c.
The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase and Servicing Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Purchase and Servicing Agreement.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Purchase and Servicing Agreement or the Mortgage Loans; and

d.
Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “Securities Act”), or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3. From and after the date hereof, AHMS shall (i) note the transfer of the Mortgage Loans to the Assignee in its books and records, (ii) recognize the Assignee as the owner of the Mortgage Loans and (iii) notwithstanding anything to the contrary contained in Section 9.01 of the Purchase and Servicing Agreement, continue to service the Mortgage Loans pursuant to the Purchase and Servicing Agreement, as modified by Section 8 hereof, for the benefit of the Assignee.

4. AHMS acknowledges that a REMIC election will be made with respect to the Mortgage Loans and that the Master Servicer, pursuant to the Pooling Agreement, will administer on behalf of the Assignee the terms and conditions of the Purchase and Servicing Agreement.  The Master Servicer shall be authorized to enforce directly against AHMS any of the obligations of AHMS to the Assignor or its assignees provided for in the Purchase and

Servicing Agreement including, without limitation, the right to exercise any and all rights of the Assignor (without creating hereunder any duty to perform the obligations of the Assignor or its assignees) under the Purchase and Servicing Agreement to monitor and enforce the obligations of AHMS thereunder, the right to terminate AHMS under the Purchase and Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by AHMS under the Purchase and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by AHMS under the Purchase and Servicing Agreement, the right to examine the books and records of AHMS, the right to enforce any indemnification obligations of AHMS under the Purchase and Servicing Agreement, and the right to exercise any rights of consent and approval relating to actions taken by AHMS (unless such rights of consent and approval are to be exercised by the Assignee pursuant to the Pooling Agreement).  All remittances by AHMS shall be made to the account or accounts designated by the Master Servicer to AHMS in writing from time to time.  Wire remittances shall be sent to:  LASALLE BANK NATIONAL ASSOCIATION, ABA# 071000505, FOR CREDIT TO: LaSalle CHGO/CTR/BNF:/LaSalle Trust, FFC TO: BAFC 2008-1 # 725470.

5.  (a)  From and after the date hereof, AHMS is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) AHMS assigns or pledges to another person (together with such person’s successors and assigns, an “Advancing Person”) AHMS’s rights under the Purchase and Servicing Agreement, as modified by this Agreement, to be reimbursed for any advances, servicing advances or both, and/or (2) an Advancing Person agrees to fund some or all advances and/or servicing advances required to be made by AHMS pursuant to the Purchase and Servicing Agreement, as modified by this Agreement.  No consent of the Banc of America Funding 2008-1 Trust, BAFC, the Trustee, the Master Servicer, the certificateholders or any other party is required before AHMS may enter into an Advance Facility.  Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund advances and/or servicing advances on AHMS’s behalf, AHMS shall remain obligated pursuant to the Purchase and Servicing Agreement, as modified by this Agreement, to make advances and servicing advances pursuant to and as required by the Purchase and Servicing Agreement, as modified by this Agreement.  If AHMS enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any advances and/or servicing advances, as applicable, pursuant to this Agreement, then AHMS shall remit amounts collected that would otherwise be retained by AHMS to reimburse it for previously unreimbursed advances (“Advance Reimbursement Amounts”) and/or previously unreimbursed servicing advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in accordance with the documentation establishing the Advance Facility to such Advancing Person or to a trustee, agent or custodian (an “Advance Facility Trustee”) designated by such Advancing Person.  Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in any amounts required to be distributed to certificateholders.  If AHMS enters into an Advance Facility, AHMS and the related Advancing Person shall deliver to the Master Servicer and the Securities Administrator a written notice of the existence of such Advance Facility (an “Advance Facility Notice”), stating the identity of the Advancing Person and any related Advance Facility Trustee.  An Advance Facility Notice may

only be terminated by the joint written direction of AHMS and the related Advancing Person as described in Section 5, paragraph (f) below.

(b)           Reimbursement Amounts shall consist solely of amounts in respect of advances and/or servicing advances made with respect to the mortgage loans for which AHMS would be permitted to reimburse itself in accordance with the Purchase and Servicing Agreement, as modified by this Agreement, assuming AHMS had made the related Advance(s) and/or Servicing Advance(s).  The receivables assigned or pledged to the Advancing Person are obligations owed from the Banc of America Funding 2008-1 Trust to AHMS on a non-recourse basis payable only from the cash flows and proceeds received under the Purchase and Servicing Agreement, as modified by this Agreement, for reimbursement of Advances or Servicing Advances only to the extent provided herein, provided, however, that no security interest in the receivables granted to the Advancing Person by AHMS shall give the Advancing Person any rights against the trust other than AHMS’s right to be reimbursed as provided in this Section, and, notwithstanding anything else provided in this Section, the Banc of America Funding 2008-1 Trust is not separately obligated or liable to repay any loans made by the Advancing Person.  None of the Trustee, the Securities Administrator or the Master Servicer shall have any duty or liability with respect to the calculation of any Reimbursement Amount, nor shall the Trustee, the Securities Administrator or the Master Servicer have any responsibility to track or monitor the administration of the Advance Facility or the payment of Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee.  AHMS shall maintain and provide to any successor servicer (a “Successor Servicer”) (with a copy to the Securities Administrator and the Master Servicer) a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person.  The successor servicer shall be entitled to rely on any such information provided by AHMS, and the successor servicer shall not be liable for any errors in such information.

(c)           An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for advances and/or servicing advances, and/or whose obligations hereunder are limited to the funding of advances and/or servicing advances, shall not be required to meet the criteria for qualification of a servicer or sub-servicer set forth in the Purchase and Servicing Agreement.

(d)           Reimbursement Amounts collected with respect to each mortgage loan shall be allocated to outstanding unreimbursed advances or servicing advances (as the case may be) made with respect to that mortgage loan on a “first-in, first-out” (“FIFO”) basis.  Any Successor Servicer and the Advancing Person or Advance Facility Trustee shall be required to apply all Reimbursement Amounts with respect to any mortgage loan (including reimbursement of nonrecoverable advances), as and when collected, first, to the Advancing Person or Advance Facility Trustee to the extent of the interest of the Advancing Person or Advance Facility Trustee in such advances and/or servicing advances, second to AHMS in respect of advances and/or servicing advances related to that mortgage loan in excess of those in which the Advancing Person or Advance Facility Trustee has an interest, and third, to the Successor Servicer in respect of any other advances and/or servicing advances related to that mortgage loan.  In the event that, as a result of the FIFO allocation made pursuant to this paragraph (d), some or all of a Reimbursement Amount paid to the Advancing Person or Advance Facility Trustee relates to advances or servicing advances that were made by a person other than AHMS or the Advancing

Person or Advance Facility Trustee, then the Advancing Person or Advance Facility Trustee shall be required to remit any portion of such Reimbursement Amount to the person entitled to such portion of such Reimbursement Amount.  AHMS shall provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount distributed to such Advancing Person or Advance Facility Trustee on each date of remittance thereof to such Advancing Person or Advance Facility Trustee, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each applicable mortgage loan.

By way of illustration, and not by way of limiting the generality of the foregoing, if AHMS resigns or is terminated at a time when AHMS is a party to an Advance Facility, and is replaced by a Successor Servicer, and the Successor Servicer directly funds Advances or Servicing Advances with respect to a mortgage loan and does not assign or pledge the related Reimbursement Amounts to the related Advancing Person or Advance Facility Trustee, then all payments and recoveries received from the related Mortgagor or received in the form of Liquidation Proceeds with respect to such mortgage loan (including insurance proceeds collected in connection with a liquidation of such mortgage loan), and all amounts withdrawn to reimburse Nonrecoverable Advances in respect of such mortgage loan, will be allocated first to the Advancing Person or Advance Facility Trustee until the related Reimbursement Amounts attributable to such mortgage loan that are owed to AHMS and the Advancing Person, which were made prior to any Advances or Servicing Advances made by the Successor Servicer, have been reimbursed in full, at which point the Successor Servicer shall be entitled to retain all related Reimbursement Amounts subsequently collected with respect to that mortgage loan pursuant to the Pooling Agreement.

(e)           AHMS, when entering into an Advance Facility, shall indemnify the Trustee, the Banc of America Funding 2008-1 Trust, the Depositor, the Master Servicer, the Securities Administrator and any Successor Servicer for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, the Advance Facility Trustee or any other Person arising out of AHMS having entered into an Advance Facility, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the indemnified party.

(f)           At any time when an Advancing Person shall have ceased funding advances and/or servicing advances (as the case may be) and the Advancing Person or related Advance Facility Trustee shall have received Reimbursement Amounts sufficient in the aggregate to reimburse all Advances and/or Servicing Advances (as the case may be) the right to reimbursement for which were assigned or pledged to the Advancing Person, then upon the delivery of a written notice signed by the Advancing Person and the related servicer to the Trustee, the Master Servicer and the Securities Administrator terminating the Advance Facility Notice (the “Notice of Facility Termination”), AHMS shall again be entitled to request or, as applicable, withdraw and retain the related Reimbursement Amounts from the Master Servicer Custodial Account pursuant to the applicable provisions of the Pooling Agreement or the Servicing Custodial Account pursuant to the applicable provisions of the Purchase and Servicing Agreement.

(g)           After delivery of any Advance Facility Notice, and until any such Advance Facility Notice has been terminated by a Notice of Facility Termination, this Section 5 may not be amended or otherwise modified without the prior written consent of the related Advancing Person.  Any Advancing Person and Advance Facility Trustee shall be a third party beneficiary of this Section 5.

6.  AHMS hereby represents, warrants and covenants that, as of the date hereof:

(a)           Due Organization and Authority:  It is duly organized, validly existing and in good standing under the laws of the jurisdiction and has all licenses necessary to carry on its business as now being conducted, except where the failure to be so licensed or qualified would not result in (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of AHMS; (b) a material impairment of the ability of AHMS to perform under the Purchase and Servicing Agreement, as modified by this Agreement, or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of the Purchase and Servicing Agreement, as modified by this Agreement, and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted it, and in any event it is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of the Purchase and Servicing Agreement, as modified by this Agreement; it has the full corporate power and authority to perform in accordance with the Purchase and Servicing Agreement, as modified by this Agreement; the Purchase and Servicing Agreement, as modified by this Agreement, evidences the valid, binding and enforceable obligation of it, subject to bankruptcy, insolvency, moratorium and other principles of equity affecting the rights of creditors generally, whether considered in a proceeding at law or in equity; and all requisite corporate action has been taken by it to make the Purchase and Servicing Agreement, as modified by this Agreement, valid and binding upon it in accordance with its terms;

(b)           Ordinary Course of Business: The consummation of the transactions contemplated by the Purchase and Servicing Agreement, as modified by this Agreement, are in the ordinary course of business of AHMS, which is in the business of servicing mortgage loans;

(c)           No Conflicts:  The terms and conditions of the Purchase and Servicing Agreement, as modified by this Agreement, do not conflict with or result in a breach of any of the terms or provisions of (i) AHMS’ organizational documents or (ii) any agreement or instrument to which AHMS is now a party or by which it is bound, except for such conflicts, breaches or defaults in the case which, individually or the aggregate, would not result in (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of AHMS; (b) a material impairment of the ability of AHMS to perform under the Purchase and Servicing Agreement, as modified by this Agreement, or any related agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of the Purchase and Servicing Agreement, as modified by this Agreement, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, or impair the ability of the Assignee to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)           Approvals:  AHMS is in good standing to service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make AHMS unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)           Reasonable Servicing Fee; Fair Consideration:  AHMS acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services;

(f)           Ability to Perform; Solvency:  AHMS does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every one of its covenants contained in the Purchase and Servicing Agreement, as modified by this Agreement.  AHMS is solvent;

(g)           No Litigation Pending:  There is no action, suit, proceeding or investigation pending or to its knowledge threatened against AHMS which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of AHMS, or in any material impairment of the right or ability of AHMS to carry on its business substantially as now conducted, or in any material liability on the part of AHMS, or which would draw into question the validity of the Purchase and Servicing Agreement, as modified by this Agreement, or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of AHMS to perform under the terms of the Purchase and Servicing Agreement, as modified by this Agreement,

(h)           No Consent Required:  No consent, approval, authorization or order of any court or governmental agency or body is required for the performance by AHMS of, or compliance by AHMS with, the Purchase and Servicing Agreement, as modified by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the date hereof;

(i)           Anti-Money Laundering Law Compliance:  AHMS has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); it has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(j)           MERS:  AHMS is in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of any Mortgage Loan of which the related Mortgage has been recorded in the name of MERS or its designee;

(k)           Ability to Service:  AHMS is an approved servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans;

(l)           Servicing under the Purchase and Servicing Agreement:  AHMS has (i) serviced the Mortgage Loans in accordance with the terms of the Purchase and Servicing Agreement since it began servicing the Mortgage Loans on April 11, 2008, (ii) taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans; and

(m)           Information Provided.  Any information provided by AHMS on or before the date hereof to any of the parties hereto is true and correct in all material respects.

7.  AHMS hereby agrees that, in connection with each Mortgage Loan of which the related Mortgage has been recorded in the name of MERS or its designee, it shall take all actions as are necessary to cause the Assignee, as trustee of the Trust created pursuant to the Pooling Agreement, to be shown as the owner of such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

8.  [Reserved].

9.  AHMS, BAFC and Assignee hereby agree to the following modifications to the Purchase and Servicing Agreement solely with respect to the Mortgage Loans:

a.	Article I. The definition of “Business Day” is hereby replaced in its entirety with the following:

“Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Minnesota, the State of Illinois or the State of Texas are required or authorized by law or executive order to be closed.”

b.	Article I. The following definition of “Capitalization Reimbursement Amount” is hereby added:

“Capitalization Reimbursement Amount: As defined in Section 4.21.”

c.	Article I. The definition of “Regulation AB” is hereby replaced in its entirety with the following:

“Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R.§§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.”

d.	Article I. The definition of “Servicing Advances” is hereby modified by adding the following after subsection (d):

“and (e) reasonable costs of any third party credit counseling provided on behalf of a Mortgagor.”

e.	Article I. The definition of “Servicing Fee Rate” is hereby replaced in its entirety with the following:

“With respect to each Mortgage Loan, 0.250% per annum.”

f.	Section 4.05(2). Section 4.05(2) is hereby modified by adding the following language after the words “Monthly Advances” in the first line:

“(excluding Capitalization Reimbursement Amounts)”

g.	Section 4.05(3). Section 4.05(3) is hereby modified by adding the following language after the words “Servicing Advances” in the first line:

“(excluding Capitalization Reimbursement Amounts)”

h.	Section 4.05. Section 4.05 is hereby modified by adding the following subsections and paragraph after subsection (9):

“(10) to reimburse itself for Monthly Advances and Servicing Advances determined to be non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan.”

“(11) to reimburse itself for any unreimbursed Capitalization Reimbursement Amounts solely from collections on account of principal on the Mortgage Loans.”

Prior to making any withdrawal from the Custodial Account pursuant to clause (10) above, the Servicer shall deliver to the Purchaser and any Master Servicer an Officer’s Certificate of a Servicing Officer indicating the amount of any previous Monthly Advance or Servicing Advance determined by the Servicer to be non-recoverable by the Servicer from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, or otherwise with respect to a particular Mortgage Loan, and identifying the related Mortgage Loan(s) and their respective portions of such non-recoverable advance.

i.	Section 4.08. Section 4.08 is hereby modified by deleting the last sentence of such Section.

j.	Section 4.16. Section 4.16 is hereby modified by deleting the second sentence of the second to last paragraph of such Section.

k.	Section 4.21. Section 4.21 is hereby modified by deleting subsection (c) in its entirety and replacing it with the following:

“(c)           If, in connection with any modification, a Mortgage Loan has been modified to increase its principal balance by the amount of any Monthly

Advances or any Servicing Advances previously made by AHMS on behalf of the related Mortgagor (any such amount, a “Capitalization Reimbursement Amount”), AHMS may be reimbursed for such Capitalization Reimbursement Amount as provided in Section 4.05.”

l.	Section 5.02. The first paragraph of Section 5.02 is hereby deleted in its entirety and replaced with the following:

“Not later than the tenth (10th) calendar day of each month, or if such tenth (10th) calendar day is not a Business Day, the first Business Day following such tenth (10th) calendar day of each month, AHMS shall furnish to the Purchaser a monthly cutoff file report in the form set forth in Exhibit E-1, a monthly delinquency report in the form set forth in Exhibit E-2 and a statement of expenses report in the form set forth in Exhibit E-3, each in a mutually agreeable electronic format, as to the remittance on the related Remittance Date and as to the period ending on the last day of the month preceding such Remittance Date.”

The exhibits referenced in this Section 9(l) are attached to this Agreement as Exhibit B hereto and replace Exhibits K, L and M to the Purchase and Servicing Agreement.

m.	Section 5.03. Section 5.03 is hereby amended by adding the following as the last sentence therein:

“The Servicer shall not have an obligation to advance amounts in respect of shortfalls relating to the Servicemembers Civil Relief Act or similar state legislation applicable to active duty military personnel.”

n.	Section 6.07. Section 6.07 is hereby modified by replacing subsection (ii) with the following:

“result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless AHMS has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.”

o.	Section 12.01. Section 12.01 is hereby amended by adding the following after the fourth paragraph:

“The Servicer shall be reimbursed for all outstanding Monthly Advances, Servicing Advances and Servicing Fees upon termination of the Servicer or in the event of a termination of a Securitization Transaction.”

p.	Exhibit J. Exhibit J is hereby amended (1) to delete the second subsection heading titled “(b)” and (2) replacing the phrase “Commencing in 2008” with “Commencing in 2009”.

10.  Notwithstanding any provision in this Agreement to the contrary, it is understood that AHMS is not released from liability to the Assignor for any breaches of any representations, warranties or covenants made by AHMS (but not by Old AHMS or AHMC) in the Purchase and Servicing Agreement prior to the date hereof regardless of when such breaches are discovered or made known.

11.  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Purchase and Servicing Agreement is:

U.S. Bank National Association
209 S. LaSalle Street, Suite 300
Chicago, Illinois 60604
Attention: Structured Finance Trust Services, BAFC 2008-1

The Assignor’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Purchase and Servicing Agreement is:

Bank of America, National Association
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Managing Director

BAFC’s address for purposes of all notices and correspondence related to the Mortgage Loans is:

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: General Counsel and Chief Financial Officer

LaSalle Bank’s address for purposes of all notices and correspondence related to its role as Master Servicer of the Mortgage Loans is:

LaSalle Bank National Association
135 South LaSalle Street
Mailcode:  IL4-135-15-11
Chicago, Illinois 60603
Attention: LaSalle Global Trust Services - BAFC 2008-1

12.  AHMS shall deliver to BAFC (at the addresses provided above) a copy of all reports, certifications, statements, assessments and attestations required under Section 9.04 and 9.05 of Exhibit J to the Purchase and Sale Agreement on or before March 15th of each calendar year, commencing in 2009.

13.  It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank National Association not individually or personally but solely as trustee on behalf of the Trust, in the exercise of the powers and authority conferred and vested in it under the terms of the Pooling Agreement, and (ii) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust (including, without limitation, any fees, expenses or indemnities payable under the Purchase and Servicing Agreements), or be liable for the breach or failure of any obligation, representation, warranty or covenant of the Trust under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the Pooling Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Bank of America, National Association, as Assignor

By:           /s/ Bruce W. Good
Name:      Bruce W. Good
Title:        Principal

U.S. Bank National Association,
as Assignee

By:           /s/ Melissa A. Rosal
Name:      Melissa A. Rosal
Title:        Vice President

Banc of America Funding Corporation

By:           /s/ Scott Evans
Name:      Scott Evans
Title:        Senior Vice President

American Home Mortgage Servicing, Inc., as servicer

By:           /s/ Jordan D. Dorchuck
Name:      Jordan D. Dorchuck
Title:        Executive Vice President

Acknowledged and Agreed
as of the date first above written:

LaSalle Bank National Association, as Master Servicer

By:           /s/ Rita Lopez
Name:      Rita Lopez
Title:        Vice President

[AHMS Assignment, Assumption and Recognition Agreement for BAFC 2008-1]

EXHIBIT A

Schedule of Mortgage Loans

[Included as part of Exhibit D to Exhibit 4.1 to the Current Report on Form 8-K pursuant to which this Assignment, Assumption and Recognition Agreement is filed.]

EXHIBIT B

EXHIBIT E-1

LOAN LEVEL FORMAT FOR TAPE INPUT,
SERVICER PERIOD REPORTING

Standard  File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11

SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTION_CODE_DATE	The FNMA action code date as related to the FNMA action code.		MM/DD/YYYY	10
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10

MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

EXHIBIT E-2

REPORTING DATA FOR DEFAULTED LOANS

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)

LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit E-2: Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM- Approved Assumption

•	BAP- Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC- Anything else approved by the PMI or Pool Insurer

NOTE: LaSalle Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply LaSalle Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit E-2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit E-2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT E-3

Calculation of Realized Loss/Gain Form 332– Instruction Sheet
(a)           1.           The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.
Complete as applicable.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

13.	The total of lines 1 through 12.
(b)           Credits:

14-21.
Complete as applicable.  All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note: For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

14.	Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit E-3: Calculation of Realized Loss/Gain Form 332

LASALLE BANK, N.A.
CALCULATION OF REALIZED LOSS/GAIN

       Prepared by:  __________________                                                                                                Date:  _______________
                      Phone:  ______________________                          Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

              LASALLE BANK, N.A. Loan No._____________________________
              Borrower's Name:________________________________________________________
              Property Address:________________________________________________________________
              Liquidation and Acquisition Expenses:
              (1)      Actual Unpaid Principal Balance of Mortgage Loan                   $ ________________  (1)
              (2)      Interest accrued at Net Rate                                                               ________________  (2)
              (3)      Accrued Servicing Fees                                                                      ________________  (3)
              (4)      Attorney's Fees                                                                                    ________________  (4)
              (5)      Taxes                                                                                                      ________________  (5)
              (6)      Property Maintenance                                                                         ________________  (6)
              (7)      MI/Hazard Insurance Premiums                                                         ________________  (7)
              (8)      Utility Expenses                                                                                    ________________  (8)
              (9)      Appraisal/BPO                                                                                      ________________  (9)
              (10)    Property Inspections                                                                            ________________  (10)
              (11)    FC Costs/Other Legal Expenses                                                         ________________  (11)
              (12)    Other (itemize)                                                                                     $________________  (12)
                                   Cash for Keys__________________________                 ________________
                                   HOA/Condo Fees_______________________                 ________________
                                   _____________________________________                 ________________
                                   _____________________________________                 ________________
                                  Total Expenses                                                                           $ _______________  (13)
               Credits:
(14)   Escrow Balance                                                                                   $ _______________  (14)
(15)   HIP Refund                                                                                             _______________  (15)
(16)   Rental Receipts                                                                                      _______________  (16)
(17)   Hazard Loss Proceeds                                                                           _______________  (17)
(18)   Primary Mortgage Insurance Proceeds                                              _______________  (18)
(19)   Pool Insurance Proceeds                                                                      _______________  (19)
(20)   Proceeds from Sale of Acquired Property                                          _______________  (20)
(21)   Other (itemize)                                                                                        _______________  (21)
 _________________________________________                   _______________

                        _________________________________________                    ________________
Total Credits                                                                                          $________________  (22)

Total Realized Loss (or Amount of Gain)                                                                    ________________  (23)

APPENDIX I

Purchase and Servicing Agreement

[Included as Exhibit 10.3(A) to the Current Report on Form 8-K pursuant to which this Assignment, Assumption and Recognition Agreement is filed.]

Appendix I